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                                                                     EXHIBIT 5.1

                                January 20, 2000

Scient Corporation
One Front Street, 28th Floor
San Francisco, California 94111

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by Scient Corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act, as thereafter amended or supplemented, with the Securities and Exchange Commission (the "Commission") on January 21, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 402,500 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted by certain selling stockholders of the Company to the Underwriters to purchase up to 52,500 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company and selling stockholders as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares being sold by the Company and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company and committees thereof, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                        Very truly yours,


                                        /s/ Gunderson Dettmer Stough
                                        Villeneuve Franklin & Hachigian, LLP